Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Klever Marketing, Inc. (the “Company”) on Form 10-K/A for the year ending December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Paul G. Begum Chairman and Principal Executive Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By: /s/ Robert Campbell

Robert Campbell

(Principal Financial Officer)

August 16, 2012